Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Credit Suisse First Boston (USA), Inc.
New York, New York

We consent to incorporation by reference in the registration statements (File Nos. 333-116241, 333-86720, 333-71850, 333-62422, 333-07657, 333-34149, 333-53499, 333-73405 and 333-30928) on Form S-3 of Credit Suisse First Boston (USA), Inc. of our report dated March 17, 2005, with respect to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the annual report on Form 10-K for the year ended December 31, 2004 of Credit Suisse First Boston (USA), Inc.

Our report refers to Credit Suisse First Boston (USA) Inc.’s change in its method of accounting for variable interest entities and share-based compensation in 2003.

/s/ KPMG LLP
New York, New York
March 17, 2005